Exhibit 4(c)(iv)


                        SECOND SUPPLEMENTAL INDENTURE

                        Dated as of October 24, 1997


                                   among


                         EQUITABLE OF IOWA COMPANIES


                             PFHI HOLDINGS, INC.


                                    and


               THE FIRST NATIONAL BANK OF CHICAGO, as Trustee


                                    to


                                 INDENTURE


           Dated as of January 17, 1995, as amended and supplemented by the FIRST SUPPLEMENTAL INDENTURE dated as of July 18, 1996 between


                         EQUITABLE OF IOWA COMPANIES


                                    and


               THE FIRST NATIONAL BANK OF CHICAGO, as Trustee











     SECOND SUPPLEMENTAL INDENTURE dated as of October 24, 1997 (the "Second Supplemental Indenture") by and among Equitable of Iowa Companies, an Iowa corporation (the "Issuer"), PFHI Holdings, Inc., a Delaware corporation (the "Successor Company"), and The First National Bank of Chicago, a national banking association, as trustee (the "Trustee"), under the Indenture dated as of January 17, 1995 between the Issuer and the Trustee, as amended and supplemented (the "Indenture").

     WHEREAS, the Issuer executed and delivered the Indenture to the Trustee to provide for the future issuance of the Issuer's unsecured debt securities (the "Securities") to be issued from time to time in one or more series as might be determined by the Issuer in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

     WHEREAS, pursuant to the terms of the Indenture, the Issuer established, and on February 22, 1995 issued, a series of Securities known as its 8-1/2% Notes due 2005 (the "1995 Notes"), the form and substance of such 1995 Notes and the terms, provisions and conditions thereof set forth as provided in the Indenture and an Officer's Certificate dated as of February 14, 1995;

     WHEREAS, pursuant to the terms of Indenture, the Issuer established, and on July 23, 1996 issued, a series of Securities known as its 8.70% Subordinated Deferrable Interest Debentures due 2026 (the "1996 Debentures", and together with the 1995 Notes, the "Indenture Securities"), the form and substance of such 1996 Debentures and the terms, provisions and conditions thereof set forth as provided in the Indenture and the First Supplemental Indenture dated as of July 18,1996 between the Issuer and the Trustee (the "First Supplemental Indenture");

     WHEREAS, pursuant to the Agreement and Plan of Merger dated as of July 7, 1997 by and among the Issuer, the Successor Company and ING Groep N.V. ("ING"), the Issuer will be merged with and into the Successor Company (the "Merger") on October 24, 1997 (the "Effective Date"), with the Successor Company being the survivor of the Merger;

     WHEREAS, Section 9.1 of the Indenture provides, among other things, that the Issuer will not merge or consolidate with any other person unless: (i) either the Issuer shall be the continuing corporation, or the successor person shall be a person organized under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of and interest on the Securities and the performance of every covenant of the Indenture on the part of the Issuer to be performed or observed; and (ii) immediately after giving effect to such transaction, no event of default with respect to the Securities, or event that after notice or lapse of time, or both, would become an event of default with respect to the Securities, shall have occurred and be continuing;

     WHEREAS, Section 9.2 of the Indenture provides that in the case of any such merger in accordance with Section 9.1, and following such assumption by the successor, such successor shall succeed to and be substituted for the Issuer with the same effect as if it had been named in the Indenture, and the Issuer shall be discharged from all obligations and covenants under the Indenture;

     WHEREAS, Section 8.1(c) of the Indenture provides, among other things, that without the consent of the holders of any of the Securities, the Issuer, when authorized by resolution by its Board of Directors, and the Trustee may from time to time and at any time enter into a supplemental indenture to, among other things, evidence the succession of another entity to the Issuer and the assumption by the successor entity of the covenants, agreements and obligations of the Issuer under the Indenture;

     WHEREAS, the Issuer and the Successor Company, by due corporate action, have determined to execute this Second Supplemental Indenture whereby the Successor Company will assume the due and punctual payment of the principal of and interest on the Indenture Securities and the performance of every covenant of the Indenture on the part of the Issuer to be performed or observed with respect to the Indenture Securities; and

     WHEREAS, all things necessary to make this Second Supplemental Indenture a valid, binding and legal agreement have been performed.

     NOW, THEREFORE, in consideration of the foregoing recitals and other valuable consideration, the receipt whereof is hereby acknowledged, the Issuer and the Successor Company covenant and agree with the Trustee, for the equal and proportionate benefit of all the holders of the Indenture Securities, as follows:

                                  ARTICLE I

               ASSUMPTION OF THE INDENTURE AND THE SECURITIES

     Section 1.1 ASSUMPTION OF OBLIGATIONS. As of the Effective Date, contemporaneous with the Merger, the Successor Company does hereby assume the due and punctual payment of the principal of and interest on all of the Indenture Securities and the performance of every covenant of the Indenture on the part of the Issuer to be performed or observed with respect to the Indenture Securities.

                                  ARTICLE II

                              CLOSING DOCUMENTS

     Section 2.1 DOCUMENTS TO BE GIVEN TO TRUSTEE. In accordance with the provisions of Section 9.1 of the Indenture, the Trustee shall receive from the Issuer prior to the Effective Date an Officer's Certificate certifying that the Merger and this Second Supplemental Indenture comply with the requirements of the Indenture, and an Opinion of Counsel, each satisfying the provisions of Section 11.5 of the Indenture.

                                 ARTICLE III

                                MISCELLANEOUS

     Section 3.1 TRUSTEE'S ACCEPTANCE. The Trustee accepts the provisions of this Second Supplemental Indenture upon the terms and conditions set forth in the Indenture; PROVIDED, HOWEVER, that the foregoing acceptance shall not make the Trustee responsible in any manner whatsoever for the correctness of recitals or statements by other parties herein.

     Section 3.2 INDENTURE TO REMAIN IN FULL FORCE AND EFFECT. Except as herein expressly provided, the Indenture, is in all respects ratified and confirmed and all its terms, provisions and conditions shall be and remain in full force and effect.

     Section 3.3 RIGHTS OF TRUSTEE. All recitals in this Second Supplemental Indenture are made by the Issuer and the Successor Company only and not by the Trustee. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

     Section 3.4 SUCCESSORS AND ASSIGNS. All covenants and agreements in this Second Supplemental Indenture made by the Issuer and the Successor Company shall bind their respective successors and assigns, whether so expressed or not.

     Section 3.5 NOTICES AND DEMANDS ON ISSUER. Any notice or demand which by any provision of this Second Supplemental Indenture or the Indenture is required or permitted to be given or served by the Trustee or by the holders of the Indenture Securities to or on the Issuer may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein or in the Indenture) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to:
Equitable of Iowa Companies, Inc., 909 Locust Street, Des Moines, Iowa 50309-2899; Attention: Chief Financial Officer.

     Section 3.6 CONFLICT WITH TRUST INDENTURE ACT. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with the duties imposed by operation of Section 318(c) of the Trust Indenture Act, the imposed duties shall control.

     Section 3.7 GOVERNING LAW. This Second Supplemental Indenture shall be governed by and construed in accordance with the internal laws, but not the laws as to conflicts or choice of law, of the State of New York.

     Section 3.8 TITLES, HEADINGS, ETC.. The Article and Section headings of this Second Supplemental Indenture are for convenience only and shall not affect the construction hereof.

     Section 3.9 SEPARABILITY CLAUSE. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 3.10 EXECUTION IN COUNTERPARTS. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same instrument.




















     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date and year first above written.


                              EQUITABLE OF IOWA COMPANIES

                              By:   /s/ Paul E. Larson
                                    _______________________________________
                              Name:     Paul E. Larson
                                    _______________________________________
                              Title:    Executive Vice President and Chief
                                    _______________________________________
                                        Financial Officer
                                    _______________________________________

                              PFHI HOLDINGS, INC.

                              By:   /s/ Jeffrey E. Morrison
                                    _______________________________________
                              Name:     Jeffrey E. Morrison
                                    _______________________________________
                              Title:    Vice President
                                    _______________________________________


                              THE FIRST NATIONAL BANK OF CHICAGO,
                              as Trustee

                              By:   /s/ Richard D. Manella
                                    _______________________________________
                              Name:     Richard D. Manella
                                    _______________________________________
                              Title:    Vice President
                                    _______________________________________






















[Signature Page to Second Supplemental Indenture]